                          FIRST CONSULTING GROUP, INC.
                PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of FIRST CONSULTING GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated November 18, 1998, and hereby appoints James A. Reep and Luther J. Nussbaum proxies and attorneys-in-fact, each with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of FIRST CONSULTING GROUP, INC. to be held at 111 W. Ocean Blvd., 4th Floor, Long Beach, CA 90802, on December 18, 1998 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AS THE PROXYHOLDER DEEMS ADVISABLE.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE       /  SEE  /
                                                                     /REVERSE/
                                                                     / SIDE  /

/X/  Please mark your votes
     as in this example


1. Proposal to approve the issuance of shares of common stock, $0.001 par value per share, of First Consulting Group, Inc. ("FCG") ("FCG Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 9, 1998, among First Consulting Group, Inc., a Delaware corporation ("FCG"), Integrated Systems Consulting Group, Inc., a Pennsylvania corporation ("ISCG"), and Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FCG ("Merger Sub"), as amended by the First Amendment to the Agreement and Plan of Merger and Reorganization dated as of November 11, 1998, with and into ISCG pursuant to which ISCG will become a wholly owned subsidiary of FCG.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /

2. To vote or otherwise represent the shares on any and all other business which may properly come before the Special Meeting of Stockholders or any adjournment or adjournments thereof, according to and in the discretion of the proxyholder.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /


MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS IN SPACE BELOW.     / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

_______________________________  _______________________________  Date _________
         Signature                           Signature

NOTE: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.